FRED'S                          4300 New Getwell Road, Memphis, Tennessee 38118


                                                   Contact: Jerry A. Shore
                                                   Executive Vice President and
                                                   Chief Financial Officer
                                                   (901) 362-3733, Ext. 2217


             FRED'S net income increases 20% for the SECOND QUARTER


MEMPHIS, Tenn. (August 21, 2003) - Fred's Inc. (Nasdaq/NM: FRED) today reported record financial results for the second fiscal quarter and six-month period ended August 2, 2003.

     Net income for the second quarter of 2003 increased 20% to $4.4 million or $0.11 per diluted share from $3.7 million or $0.09 per diluted share in the year-earlier period. For the first half of 2003, net income increased 23% to $12.2 million or $0.31 per diluted share from $9.9 million or $0.25 per diluted share in the same period last year.

     The Company's per share results have been adjusted for a three-for-two stock split distributed on July 1, 2003.

     Retail sales by Company stores for the second quarter of 2003 increased 19% and total sales for the quarter rose 18% to $302.3 million versus $256.5 million in the same period last year. On a comparable store basis, sales increased 5.5% for the quarter. For the first half of 2003, retail sales by Company stores increased 20% and total sales for the period rose 19% to $613.0 million compared with $514.9 million in the year-earlier period. Comparable store sales for the first six months of 2003 increased 5.8% over the same period last year.

     Commenting on the results, Michael J. Hayes, Chief Executive Officer, said, "Fred's performance in the second quarter was outstanding. With continued strong momentum in sales and 20% growth in earnings, the Company remains firmly on track through the mid-year point to achieve its financial objectives for 2003.

     "Beyond steady financial growth, several operational accomplishments highlighted the second quarter," Hayes added. "These included a successful ramp-up in the operations of our new Georgia distribution center, which experienced its first quarter of operation. We are pleased to acknowledge the hard work and dedication of our employees who contributed to this important undertaking, helping us begin shipments on schedule and expand the new center's operations so quickly and ahead of schedule. Also, we continued our accelerated store expansion program with the opening of 24 new stores during the second quarter. We now have added 54 new stores through the first half of the year, increasing our total selling square footage approximately 12% thus far in 2003. With this progress, we remain well positioned to reach our goal of opening a total of 70-75 stores this year, which should result in an increase in selling space of 17%-18% in fiscal 2003. This ongoing expansion in infrastructure and financial strength provides Fred's with a solid foundation for growth well into the future."

                                     -MORE-

FRED Reports Second Quarter Results
Page 2
August 21, 2003

     Fred's gross profit for the second quarter was $84.9 million compared with $69.6 million in the prior period, representing an increase of 22% for the period. Gross margin for the quarter improved to 28.1% versus 27.2% last year, with the increase reflecting improved initial markup on shipments and vendor allowances associated with the opening of the Company's Georgia distribution center. Gross profit for the first six months of 2003 increased 24% to $172.9 million from $139.1 million in the first half of 2002. Gross margin for the 2003 year-to-date period was 28.2% versus 27.0% in the same period last year.

     Selling, general and administrative expenses for the second quarter of 2003 increased to 25.9% of sales versus 25.0% of sales in the year-earlier period. On a year-to-date basis in 2003, selling, general and administrative expenses increased to 25.2% of sales compared with 24.1% of sales in the first half of 2003. The increase in expenses in the quarter and year-to-date periods was attributable to costs associated with the Company's expansion of store and distribution facilities, as well as higher insurance costs.

     Operating income for the second quarter of 2003 increased 18% to $6.7 million from $5.6 million in the year-earlier period. Operating income was 2.2% of sales in both the second quarter of 2003 and the second quarter of 2002. Operating income for the first half of 2003 increased 24% to $18.7 million from $15.1 million in the prior-year period. Operating income for the first half of 2003 was 3.0% of sales compared with 2.9% of sales in the first six months of last year.

     Fred's Inc. operates 494 discount general merchandise stores, including 26 franchised Fred's stores in the southeastern United States. For more information about the Company, visit Fred's website on the Internet at www.fredsinc.com. A public, listen-only simulcast and replay of Fred's second quarter conference call may be accessed at the Company's web site or at www.companyboardroom.com. The simulcast will begin at approximately 10:00 a.m. Eastern Time today and a replay of the call will be available beginning at approximately noon Eastern Time and will run until September 21, 2003.

     Comments in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include, but are not limited to, general economic trends, changes in consumer demand or purchase patterns, delays or interruptions in the flow of merchandise between the Company's distribution centers and its stores or between the Company's suppliers and same, a disruption in the Company's data processing services, costs and delays in acquiring or developing new store sites, and other contingencies discussed in the Company's Securities and Exchange Commission filings. Fred's undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

                               -MORE-

FRED Reports Second Quarter Results
Page 3
August 21, 2003


                                  FRED'S INC.
                         Unaudited Financial Highlights
                    (in thousands, except per share amounts)


                                           13 Weeks       13 Weeks
                                             Ended          Ended
                                           August 2,      August 3,      Percent
                                             2003           2002         Change
                                         ------------   -------------   --------
Net sales                                $   302,270    $   256,470         17.9%
Operating income                         $     6,685    $     5,648         18.4%
Net income                               $     4,385    $     3,667         19.6%
Net income per share:*
     Basic                               $      0.11    $      0.10         10.0%
     Diluted                             $      0.11    $      0.09         22.2%
Average shares outstanding:*
     Basic                                    38,695         38,229
     Diluted                                  39,510         39,167


                                           26 Weeks       26 Weeks
                                             Ended          Ended
                                           August 2,      August 3,      Percent
                                             2003           2002         Change
                                         ------------   ------------    --------
Net sales                                $   612,959    $   514,897         19.0%
Operating income                         $    18,662    $    15,061         23.9%
Net income                               $    12,242    $     9,942         23.1%
Net income per share:*
     Basic                               $      0.32    $      0.26         23.1%
     Diluted                             $      0.31    $      0.25         24.0%
Average shares outstanding:*
     Basic                                    38,569         38,133
     Diluted                                  39,328         39,164

* All share and per share amounts have been adjusted to reflect the distribution of a three-for-two stock split on July 1, 2003.

                                     -MORE-

FRED Reports Second Quarter Results
Page 4
August 21, 2003

                                   FRED'S INC.
                  Unaudited Fiscal 2003 Second Quarter Results
                    (in thousands, except per share amounts)

                                                               13 Weeks                     13 Weeks
                                                                 Ended                        Ended
                                                               August 2,         % of        August 3,      % of
                                                                 2003            Total         2002         Total
                                                              ------------      --------    -----------     ------
Net sales                                                     $   302,270        100.0%     $ 256,470       100.0%
Cost of goods sold                                                217,326         71.9%       186,832        72.8%
                                                              -----------       --------    -----------     ------
Gross profit                                                       84,944         28.1%        69,638        27.2%
Selling, general and administrative expenses                       78,259         25.9%        63,990        25.0%
                                                              -----------       --------    -----------     ------
Operating income                                                    6,685          2.2%         5,648         2.2%
Interest expense, net                                                 100          0.0%             7         0.0%
                                                              -----------       --------    -----------     ------
Income before income taxes                                          6,585          2.2%         5,641         2.2%
Provision for income taxes                                          2,200          0.7%         1,974         0.8%
                                                              -----------       --------    -----------     ------
Net income                                                    $     4,385          1.5%     $   3,667         1.4%
                                                              -----------       --------    -----------     ------
Net income per share: *
     Basic                                                    $      0.11                   $    0.10
                                                              -----------                   -----------
     Diluted                                                  $      0.11                   $    0.09
                                                              -----------                   -----------
Weighted average shares outstanding: *
     Basic                                                         38,695                      38,229
                                                              -----------                   -----------
     Diluted                                                       39,510                      39,167
                                                              -----------                   -----------

                     Unaudited Fiscal 2003 Six-Month Results
                    (in thousands, except per share amounts)

                                                               26 Weeks                     26 Weeks
                                                                 Ended                        Ended
                                                               August 2,         % of        August 3,       % of
                                                                 2003            Total         2002          Total
                                                              -----------       --------    -----------     -------
Net sales                                                     $   612,959        100.0%     $ 514,897        100.0%
Cost of goods sold                                                440,067         71.8%       375,834         73.0%
                                                              -----------       --------    -----------     -------
Gross profit                                                      172,892         28.2%       139,063         27.0%
Selling, general and administrative expenses                      154,230         25.2%       124,002         24.1%
                                                              -----------       --------    -----------     -------
Operating income                                                   18,662          3.0%        15,061          2.9%
Interest expense, net                                                 197          0.0%           (67)         0.0%
                                                              -----------       --------    -----------     -------
Income before income taxes                                         18,465          3.0%        15,128          2.9%
Provision for income taxes                                          6,223          1.0%         5,186          1.0%
                                                              -----------       --------    -----------     -------
Net income                                                    $    12,242          2.0%     $   9,942          1.9%
                                                              -----------       --------    -----------     -------
Net income per share: *
     Basic                                                    $      0.32                   $    0.26
                                                              -----------                   -----------
     Diluted                                                  $      0.31                   $    0.25
                                                              -----------                   -----------
Weighted average shares outstanding: *
     Basic                                                         38,569                      38,133
                                                              -----------                   -----------
     Diluted                                                       39,328                      39,164
                                                              -----------                   -----------



* All share and per share amounts have been adjusted to reflect the distribution of a three-for-two stock split on July 1, 2003.

                                     -MORE-

FRED Reports Second Quarter Results
Page 5
August 21, 2003

                                   FRED'S INC.
                             Unaudited Balance Sheet
                                 (in thousands)

                                                             August 2,         August 3,
                                                               2003              2002
                                                           --------------   --------------
ASSETS:
Cash and cash equivalents                                  $      2,202     $       2,593
Inventories                                                     218,770           183,003
Receivables and other current assets                             22,073            18,914
Current deferred income tax benefit                                   0             1,034
                                                           -------------    --------------
     Total current assets                                       243,045           205,544
Property and equipment, net                                     126,837            91,401
Other noncurrent assets                                           4,345             4,962
                                                           -------------    --------------
     Total assets$                                              374,227     $     301,907
                                                           -------------    --------------

LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable                                           $     54,327     $      43,437
Current portion of indebtedness                                      36               422
Current portion of capital lease obligation                         705               742
Accrued expenses                                                 17,839            14,696
Current deferred tax liability                                   11,273                 0
Income taxes                                                          0             1,407
                                                           -------------    --------------
     Total current liabilities                                   84,180            60,704

Indebtedness                                                      8,489             2,705
Deferred tax liability                                            7,328               696
Capital lease obligations                                         2,031             2,106
Other noncurrent liabilities                                      2,655             2,255
                                                           -------------    --------------
     Total liabilities                                          104,683            68,466
Shareholders' equity                                            269,544           233,441
                                                           -------------    --------------
     Total liabilities and shareholders' equity            $    374,227     $     301,907
                                                           -------------    --------------

                                     -END-